                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-91026, 333-16553, 333-03603 and 333-40493) and the Registration Statements on Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181 and 333-40497) of our report dated January 26, 1998 with respect to the consolidated financial statements of Quintiles Transnational Corp. included in its Current Report on Form 8-K dated March 20, 1998 filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Raleigh, North Carolina
March 20, 1998